EXHIBIT 99.1


                                   Nutek, Inc.

                             CONSOLIDATED PRO FORMA

                              FINANCIAL STATEMENTS
                             for the period ending

                               December 31, 1999


                                TABLE OF CONTENTS
                                -----------------

                                                                       PAGE

BALANCE SHEET........................................................... 1-2

STATEMENT OF OPERATIONS   ...........................................     3

NOTES TO FINANCIAL STATEMENTS..........................................   4

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NUTEK, INC.
15722 CHEMICAL LANE
HUNTINGTON BEACH, CALIFORNIA 92649


The following financial statements set forth summary pro forma financial date of the Company. The Company has prepared pro forma balance sheets and statements of operations for the periods ending December 31, 1999. The pro forma financial statements are based on historical financial statements of Nutek, Inc., Elite Fitness, Inc., Kristi and Co, Inc. and Nutek Oil, Inc. adjusted to give effect to the combination resulting from the asset purchase agreement of Elite Fitness, Inc. in April of 1999, Kristy and Co., Inc. in January of 2000, and Nutek Oil, Inc.'s purchase of some assets of Clipper Operating Company in February of 2000. The pro forma balance sheet has been prepared based on the assumption that the transactions occurred on January 1, 1999. The pro forma statements of operation are based on the assumption that the transaction occurred on January 1, 1999.

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                               Nutek, Inc.
                         CONSOLIDATED PRO FORMA
                             BALANCE SHEET
                                  AS AT
                             DECEMBER 31, 1999


BALANCE SHEET - ASSETS


                        Historical  Historical  Historical  Proforma   Combined
                        Nutek, Inc. Kristi & Co Nutek Oil  Adjustments Company
                             &
                         Elite
                        Fitness,
ASSETS
CURRENT ASSETS
Cash                     81,404        0.00      0.00          0     81,404
Accounts Receivable
    (Net of Reserves)    75,706        0.00      0.00          0     75,706
Inventory                40,463        0.00      0.00          0     40,463
                      -----------------------------------------------------
Total Current Assets    197,573        0.00      0.00          0    197,573

PLANT AND EQUIPMENT
Plant and Equipment
(less Depreciation)   1,362,600        0.00      0.00  1,279,896  2,642,496
                      -----------------------------------------------------
Total Plant and
  Equipment           1,362,600        0.00      0.00  1,279,896  2,642,496

OTHER ASSETS

Patent Rights Acquired
(net of amortization) 1,259,692        0.00      0.00          0  1,259,692
Designs, Patterns
  and Client List             0        0.00      0.00     80,000     80,000
Rent Deposit              3,310        0.00      0.00          0      3,310
                     ------------------------------------------------------
Total Other Assets    1,263,002        0.00      0.00     80,000  1,343,002

TOTAL ASSETS          2,823,175        0.00      0.00  1,359,896  4,183,071
                     ======================================================



            See accompanying notes to financial statements

                                     F-1

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                                  Nutek, Inc.
                           CONSOLIDATED PRO FORMA
                                BALANCE SHEET
                                    AS AT
                               December 31, 1999


BALANCE SHEET - LIABILITIES & EQUITY

                        Historical  Historical  Historical  Proforma  Combined
                        Nutek, Inc. Kristi & Co Nutek Oil  Adjustments Company
                             &
                         Elite
                        Fitness,

LIABILITIES & EQUITY

Current Liabilities      564,903       0.00      0.00          0    564,903

Long Term Liabilities    419,224       0.00      0.00    689,948  1,109,172
Patent Rights
    Acquired Liability   770,000       0.00      0.00          0    770,000
                       ----------------------------------------------------
Total Long Term
Liabilities            1,189,224       0.00      0.00    689,948  1,879,172
     EQUITY
Capital Stock             36,328       0.00      0.00        250     36,578
Additional Paid
  in Capital           5,924,415       0.00      0.00    679,698  6,604,113
Preferred Stock              794       0.00      0.00          0        794
Royalty Investors         55,000       0.00      0.00          0     55,000
Treasury Stock           (45,448)      0.00      0.00          0    (45,448)
Donated Capital                0     125.00      0.00          0        125
Common Stock Subscribed (100,000)      0.00      0.00          0   (100,000)
Retained Earnings
    or (Deficit)      (4,802,041)   (125.00)     0.00    (10,000)(4,812,166)
---------------------------------------------------------------------------
Total Stockholders'
    Equity             1,069,048       0.00      0.00     669,948 1,738,996
TOTAL LIABILITIES &
   OWNER'S EQUITY      2,823,175       0.00      0.00   1,359,896 4,183,071
                      =====================================================


              See accompanying notes to financial statements

                                     F-2

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                                  Nutek, Inc.
                            CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                        For Year Ended December 31, 1999


STATEMENT OF OPERATIONS

                        Historical  Historical  Historical  Proforma  Combined
                        Nutek, Inc. Kristi & Co Nutek Oil  Adjustments Company
                             &
                         Elite
                        Fitness,

REVENUE


Net Sales                238,039       0.00      0.00          0    238,039

COSTS AND EXPENSES

Cost of Sales             30,267       0.00      0.00          0     30,267
Selling, General and
    Administrative       345,790       0.00      0.00          0    345,790
Depreciation Expense     110,626       0.00      0.00     89,256    199,882
Amortization of
   Leasehold Expense           0       0.00      0.00        783        783
Interest Expense          31,467       0.00      0.00          0     31,467
Amortization of
   Intangible Assets      62,367       0.00      0.00     20,000     82,367
----------------------------------------------------------------------------
Total Costs and Expenses 580,517       0.00      0.00    110,039    690,556
----------------------------------------------------------------------------
Net Income or (Loss) before
   Income Taxes         (342,478)      0.00      0.00   (110,039)  (452,517)


                    See accompanying notes to financial statements

                                        -3-

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                                    Nutek, Inc.

                 NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA FINANCIAL STATEMENTS


The following financial statements set forth summary pro forma financial date of the Company. The Company has prepared pro forma balance sheets and statements of operations for the periods ending December 31, 1999. The pro forma financial statements are based on historical financial statements of Nutek, Inc., Elite Fitness, Inc. and Kristi and Co., Inc. adjusted to give effect to the combination resulting from the asset purchase agreement of April of 1999 and March of 2000, under the following assumptions. The pro forma balance sheet has been prepared based on the assumption that the transactions occurred on January 1, 1999. The pro forma statements of operation are based on the assumption that the transaction occurred on January 1, 1999. The following adjustments were made to arrive at the combined company.

Elite Fitness was acquired by Nutek, Inc on 04/07/1999 for 125,000 shares of the Company's stock in exchange for the outstanding common stock of Elite Fitness. The business combination has been accounted for under the pooling of interest method.

Kristi and Co was acquired 01/06/2000 for 250,000 shares of the Company's stock in exchange for the outstanding common stock of Kristi and Co. Nutek's stock was valued at $.20 per share, the market value at the time of acquisition. The business combination has been accounted for under the purchase method of accounting for business combinations. Kristi and Co. has the rights to certain woman's resort wear clothing designs and design groups. Kristi and Co. plans to market these items and to continue creating new designs. The rights to the clothing designs and patterns have been valued at $100,000.00.

      250,000 shares of common stock @ $.20 per share   $50,000.00
      Cash to be paid within 18 months                   50,000.00
                         Total value                   $100,000.00

   A.  Amortization of Design Rights - $20,000.00

Intangible assets designs, patterns and client list amortized over sixty months.

Nutek Oil, Inc. acquired some of the assets of Clipper Operating Company on February 23, 2000 for 2,064,348 shares of Nutek stock at the market price of $0.31 and a note payable for $639,948.00. The acquisition was treated as a purchase of assets as Clipper Operating Company continues in business and only selected assets were purchased. Nutek Oil, Inc. plans to utilize the equipment to start oil production on the leaseholds which were part of the purchase.

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